Exhibit 99.1

NEWS RELEASE	te.co

TE Connectivity announces pricing of $900 million senior notes offerings

GALWAY, Ireland – April 29, 2025 – TE Connectivity plc (NYSE: TEL) (“TE Connectivity”) today announced that Tyco Electronics Group S.A. (“TEGSA”), its indirect wholly-owned subsidiary, has priced an offering of:

•	$450 million aggregate principal amount of its 4.500% senior notes due 2031.

•	$450 million aggregate principal amount of its 5.000% senior notes due 2035.

The offer is being made pursuant to an effective registration statement filed by TE Connectivity, TE Connectivity Switzerland Ltd. and TEGSA on October 1, 2024, which includes a prospectus, and a prospectus supplement dated April 29, 2025.

The $450 million senior notes due 2031 will be issued at a price of 99.516% and will have a stated interest rate of 4.500% per year, payable semi-annually. The $450 million senior notes due 2035 will be issued at a price of 98.947% and will have a stated interest rate of 5.000% per year, payable semi-annually.

TE Connectivity intends to use the net proceeds of this offering, together with any net proceeds received from the concurrent Euro notes offering, for general corporate purposes, including the repayment of debt incurred in connection with the acquisition of the Richards Manufacturing business.

Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Scotia Capital (USA) Inc. are joint book-running managers for this offering, which is expected to close on May 9, 2025.

A copy of the base prospectus in the registration statement or the prospectus supplement for the offering can be obtained from the Securities and Exchange Commission’s website at www.sec.gov or by calling Barclays Capital Inc. toll free at 1-888-603-5847, BNP Paribas Securities Corp. toll free at 1-800-854-5674, BofA Securities, Inc. toll free at 1-800-294-1322, Citigroup Global Markets Inc. toll free at 1-800-831-9146, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, Goldman Sachs & Co. LLC toll free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Scotia Capital (USA) Inc. at 1-800-372-3930.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About TE Connectivity

TE Connectivity plc (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, energy networks, automated factories, data centers, medical technology and more. With more than 85,000 employees, including 9,000 engineers, working alongside customers in approximately 130 countries, TE ensures that EVERY CONNECTION COUNTS.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements regarding the notes offering. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and impacts of offsetting hedges; natural disasters and political, economic and military instability in countries in which we operate, including the continuing military conflicts in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Irish tax reform (if applicable). More detailed information about these and other factors is set forth in TE Connectivity plc’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2024 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

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Contacts:	Media Relations: Eric Mangan TE Connectivity 908-783-6629 Eric.Mangan@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com